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                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    GLOBAL SIGNAL OPERATING PARTNERSHIP, L.P.

                         a Delaware limited partnership

                             ----------------------

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
            OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,
           TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
         REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP
         AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, IN FORM
          AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT
          THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE
        EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER
                 APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                            dated as of May 11, 2004

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TABLE OF CONTENTS

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                                       i

            Section 7.4     Reimbursement of the Managing General Partner and the
            Special Limited Partner ..............................................................44
            Section 7.5     Outside Activities of the Managing General Partner

            Section 7.8     Liability of the Managing General Partner and the Special
            Limited Partner ......................................................................49
            Section 7.9     Other Matters Concerning the Managing General Partner

                                       ii

ARTICLE 12 ADMISSION OF PARTNERS..................................................................66
            Section 12.1    Admission of Successor Managing General Partner and

                                      iii

                                       iv

                                  AGREEMENT OF
            LIMITED PARTNERSHIP OF GLOBAL SIGNAL LIMITED PARTNERSHIP

          THIS AGREEMENT OF LIMITED PARTNERSHIP OF GLOBAL SIGNAL OPERATING
PARTNERSHIP, L.P., dated as of May 11, 2004, is entered into by and among GLOBAL
SIGNAL GP LLC, a Delaware limited liability company (the "Managing General
Partner"), GLOBAL SIGNAL, INC., a Delaware corporation (the "Special Limited
Partner") and any additional limited partner that is admitted from time to time to the Partnership and listed on Exhibit A attached hereto, (together with the
Special Limited Partner, collectively, the "Limited Partners").

          WHEREAS, a Certificate of Limited Partnership of the Partnership was
filed in the office of the Secretary of State of the State of Delaware on May
11, 2004 (the "Formation Date"); and

          WHEREAS, the Partners (as hereinafter defined) desire to enter into this Agreement (as hereinafter defined);

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "Act" means the Delaware Revised Uniform Limited Partnership Act, 6
Del.C.ss.17-101 et. seq., as it may be amended from time to time, and any successor to such statute.

          "Actions" has the meaning set forth in Section 7.7 hereof.

          "Additional Funds" has the meaning set forth in Section 4.3.A hereof.

          "Additional General Partner" means a Person who is admitted to the
Partnership as a General Partner pursuant to Section 4.2 and Section 12.1 hereof and who is shown as such on the books and records of the Partnership.

          "Additional Limited Partner" means a Person who is admitted to the
Partnership as a Limited Partner pursuant to Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

          "Adjusted Available Cash" shall mean, as of any date of determination, the sum of Available Cash and REIT Available Cash.

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Person's Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments:

          (i) decrease such deficit by any amounts that such Person is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner's Partnership Interest or that such Person is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (ii) increase such deficit by the items described in Regulations
     Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Adjustment Factor" means 1.0; provided, however, that in the event that:

               (i) the Special Limited Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b)
          splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT
          Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination
          (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of
          REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

               (ii) the Special Limited Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT
          Shares (other than REIT Shares issuable pursuant to a Qualified DRIP), at a price per share less than the Value of a REIT Share on the record date for such distribution (each a "Distributed Right"), then the
          Adjustment Factor shall be adjusted by multiplying the Adjustment
          Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and

          outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such
          Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the
          Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

               (iii) the Special Limited Partner shall, by dividend or
          otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner and/or any Special Limited Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the
          Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the Managing General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event, provided, however, that any Limited Partner may waive, by written notice to the
Managing General Partner, the effect of any adjustment to the Adjustment Factor applicable to the Partnership Common Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Partnership Common
Units. For illustrative purposes, examples of adjustments to the Adjustment
Factor are set forth on Exhibit B attached hereto.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such
Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliated REIT" shall mean the Special Limited Partner and any
Affiliate of the Special Limited Partner that has elected to be taxed as a REIT under the Code.

          "Agreement" means this Limited Partnership Agreement of Global Signal
Operating Partnership, L.P., as now or hereafter amended, restated, modified, supplemented or replaced.

          "Applicable Percentage" has the meaning set forth in Section 15.1.B hereof.

          "Appraisal" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the Managing General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing General Partner is fair, from a financial point of view, to the Partnership.

          "Assignee" means a Person to whom one or more Partnership Common Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5 hereof.

          "Available Cash" means, with respect to any period for which such calculation is being made,

          (i) the sum, without duplication, of:

               (1) the Partnership's Net Income or Net Loss (as the case may be)
     for such period,

               (2) Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

               (3) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the Managing General Partner determines such amounts are no longer necessary),

               (4) the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

               (5) all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net
     Income or Net Loss for such period;

          (ii) less the sum, without duplication, of:

               (1) all principal debt payments made during such period by the
     Partnership,

               (2) capital expenditures made by the Partnership during such period,

               (3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause
     (ii)(1) or clause (ii)(2) above,

               (4) all other expenditures and payments not deducted in
     determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

               (5) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

               (6) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the Managing General Partner determines are necessary or appropriate in its sole and absolute discretion, and

               (7) any amount distributed or paid in redemption of any Limited
     Partner Interest or Partnership Units, including, without limitation, any
     Cash Amount paid.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions,
whenever received or any payments, expenditures or investments made with such
Capital Contributions.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

          "Capital Account" means, with respect to any Partner, the Capital
Account Maintained by the Managing General Partner for such Partner on the
Partnership's books and records in accordance with the following provisions:

               (a) To each Partner's Capital Account, there shall be added such
Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

               (b) From each Partner's Capital Account, there shall be
subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such
Partner's distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Partner assumed by the
Partnership or that are secured by any property contributed by such Partner to the Partnership.

               (c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Partner's Capital Account of the transferor to the extent that it relates to the Transferred interest.

               (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account
Code Section 752(c) and any other applicable provisions of the Code and
Regulations.

               (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under
Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing General
Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner without such
Person's consent. The Managing General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the
Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this
Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2;
provided, however, that such changes shall not materially reduce amounts otherwise distributable to the Partner as current cash distributions or as distributions on termination of the Partnership.

          "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such
Partner contributes to the Partnership pursuant to Section 4.1, 4.2, or 4.3 hereof or is deemed to contribute pursuant to Section 4.4 or 4.5 hereof;

          "Cash Amount" means an amount of cash equal to the product of (i) the
Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

          "Certificate" means the Certificate of Limited Partnership of the
Partnership filed in the office of the Secretary of State of the State of
Delaware, as amended from time to time in accordance with the terms hereof and the Act.

          "Charity" means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.

         "Charter" means the Restated and Amended Certificate of Incorporation of the Special Limited Partner filed with the Secretary of State of the State of
Delaware on March 31, 2004, as amended, supplemented or restated from time to time.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Consent" means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof.

          "Consent of the Partners" means the Consent of a Majority in Interest of the Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Partners, in their reasonable discretion; provided, that if any such action affects only certain classes or series of Partnership Units, "Consent of the Partners" means the Consent of a Majority in Interests of the affected classes or series of Partnership Units.

          "Contributed Property" means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a
"new" partnership pursuant to Code Section 708).

          "Controlled Entity" means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner or such Partner's Family Members, (b) any trust, whether or not revocable, of which such Partner or such Partner's Family Members are the sole beneficiaries, (c) any partnership of which such Partner is the managing partner and in which such Partner or such Partner's Family Members hold partnership interests representing at least twenty-five percent (25%) of such partnership's capital and profits and (d) any limited liability company of which such Partner is the manager and in which such Partner or such Partner's Family Members hold membership interests representing at least twenty-five percent (25%) of such limited liability company's capital and profits.

          "Cut-Off Date" means the fifth (5th) Business Day after the Managing
General Partner's receipt of a Notice of Redemption.

          "Debt" means, as to any Person, as of any date of determination, (i)
all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such
Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

          "Declination" has the meaning set forth in Section 15.1.A hereof.

          "Depreciation" means, for each Partnership Year or other applicable period, an amount equal to the Federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the
Federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the
Managing General Partner.

          "Distributed Right" has the meaning set forth in the definition of
"Adjustment Factor."

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Excluded Property" shall mean those assets listed on Exhibit E attached hereto, as Exhibit E may, from time to time, be amended by the Managing
General Partner, together with any other asset now or hereafter held directly by the Special Limited Partner or any wholly-owned Subsidiary of the Special
Limited Partner (other than the stock of any wholly-owned Subsidiary and interests in the Partnership), in each case to the extent such asset has not theretofore been contributed to the Partnership.

          "Family Members" means, as to a Person that is an individual, such
Person's spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and inter vivos or testamentary trusts of which only such
Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

          "Funding Debt" means any Debt incurred by or on behalf of the General
Partner or the Special Limited Partner for the purpose of providing funds to the
Partnership.

          "Funds from Operations" means net income (loss), computed in accordance with generally accepted accounting principles, excluding extraordinary items (as defined by generally accepted accounting principles), gains (or losses) from debt restructurings and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated entities.

          "General Partner" means the Managing General Partner, and its successors and assigns, in its capacity as a general partner of the Partnership.

          "General Partner Interest" means the Partnership Interest held by the
General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of
Partnership Common Units, Partnership Preferred Units or any other Partnership
Units.

          "General Partner Loan" has the meaning set forth in Section 4.3.E hereof.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any asset contributed by a
Partner to the Partnership shall be the gross fair market value of such asset as determined by the Managing General Partner and agreed to by the contributing
Person.

               (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv), clause (v) or clause (vi) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing
General Partner using such reasonable method of valuation as it may adopt, as of the following times:

          (i) the acquisition of an additional interest in the Partnership
     (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to
     Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the Managing General Partner
     reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the Managing General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (iii) the liquidation of the Partnership within the meaning of
     Regulations Section 1.704-1(b)(2)(ii)(g);

          (iv) upon the admission of a successor Managing General Partner pursuant to Section 12.1 hereof; and

          (v) at such other times as the Managing General Partner shall reasonably determine necessary or advisable in order to comply with
     Regulations Sections 1.704-1(b) and 1.704-2.

               (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing General Partner;
provided that, if the distributee is the Managing General Partner or if the distributee and the Managing General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

               (d) The Gross Asset Values of Partnership assets shall be
increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital
Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing General Partner reasonably determines that an

adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

               (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection
(d) above, such Gross Asset Value shall thereafter be adjusted by the
Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

          "Holder" means either (a) a Partner or (b) an Assignee owning a
Partnership Unit.

          "Incapacity" or "Incapacitated" means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the
Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any
Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the
Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety
(90) days of such appointment, or (h) an appointment referred to in clause (g)
above is not vacated within ninety (90) days after the expiration of any such stay.

          "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner, the Special Limited Partner or
(B) a director or member of the General Partner or the Special Limited Partner or an officer or employee of the Partnership, the Special Limited Partner or the
General Partner and (ii) such other Persons (including Affiliates of the General
Partner, the Special Limited Partner or the Partnership) as the Managing General
Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

          "IRS" means the United States Internal Revenue Service.

                                       10

          "Junior Share" means a share of capital stock of the Special Limited
Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the REIT Shares.

          "Legal Requirements" has the meaning set forth in Section 7.3.C hereof.

          "Limited Partner" means the Special Limited Partner and any additional limited partner that is admitted from time to time to the Partnership and is listed on Exhibit A attached hereto, as such Exhibit A may be amended from time to time, and any Substituted Limited Partner or Additional Limited Partner, each shown as such in the books and records of the Partnership, in such Person's capacity as a limited partner of the Partnership.

          "Limited Partner Interest" means a Partnership Interest of a Limited
Partner in the Partnership representing a fractional part of the Partnership
Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this
Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other
Partnership Units.

          "Liquidating Event" has the meaning set forth in Section 13.1 hereof.

          "Liquidator" has the meaning set forth in Section 13.2.A hereof.

          "Majority in Interest of the Partners" means Partners holding more than fifty percent (50%) of all outstanding Partnership Units entitled to
Consent to or withhold Consent from a proposed action; provided that if there is one or more Limited Partners that is not an Affiliate of the Managing General
Partner, then the Managing General Partner and its Affiliates shall not be entitled to Consent to or withhold Consent from such action.

          "Managing General Partner" means Global Signal GP LLC and its successors and assigns, as the managing general partner of the Partnership in their capacities as managing general partner of the Partnership.

          "Net Income" or "Net Loss" means, for each Partnership Year of the
Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (a) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Net Income (or Net
Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

               (b) Any expenditure of the Partnership described in Code Section
705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to
Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or

                                       11

Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

               (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of
"Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net
Income or Net Loss;

               (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such
Partnership Year;

               (f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

               (g) Notwithstanding any other provision of this definition of
"Net Income" or "Net Loss," any item that is specially allocated pursuant to
Section 6.3 hereof shall not be taken into account in computing Net Income or
Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

          "New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding Junior Shares, Preferred
Shares and grants under the Stock Option Plans, or (ii) any Debt issued by the
Special Limited Partner that provides any of the rights described in clause (i).

          "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a
Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

          "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

          "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

                                       12

          "Optionee" means a Person to whom a stock option is granted under any
Stock Option Plan.

          "Original Limited Partners" means the Persons listed as the Limited
Partners on Exhibit A originally attached to this Agreement, without regard to any amendment thereto, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.

          "Ownership Limit" means the applicable restriction or restrictions on ownership of shares of the Special Limited Partner imposed under the Charter.

          "Partner" means the General Partner or a Limited Partner, and
"Partners" means the General Partner and the Limited Partners.

          "Partner Minimum Gain" means an amount, with respect to each Partner
Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

          "Partner Nonrecourse Deductions" has the meaning set forth in
Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse
Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section
1.704-2(i)(2).

          "Partnership" means the limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

          "Partnership Common Unit" means a fractional share of the Partnership
Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership
Common Unit; provided, however, that the General Partner Interest and the
Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.

          "Partnership Employee" means an employee of the Partnership or an employee of a Subsidiary of the Partnership, if any.

          "Partnership Interest" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred
Units or other Partnership Units and shall be evidenced by a Partnership Unit
Certificate.

                                       13

          "Partnership Junior Unit" means a fractional share of the Partnership
Interests that the Managing General Partner has authorized pursuant to Section
4.1 or Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are inferior or junior to the
Partnership Common Units.

          "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section
1.704-2(d).

          "Partnership Preferred Unit" means a fractional share of the
Partnership Interests that the Managing General Partner has authorized pursuant to Section 4.1 or Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

          "Partnership Record Date" means the record date established by the
Managing General Partner for the distribution of Available Cash pursuant to
Section 5.1 hereof, which record date shall generally be the same as the record date established by the Special Limited Partner for a distribution to its shareholders of some or all of its portion of such distribution.

          "Partnership Unit" shall mean a Partnership Common Unit, a Partnership
Preferred Unit, a Partnership Junior Unit or any other fractional share of the
Partnership Interests that the Managing General Partner has authorized pursuant to Section 4.1 or Section 4.2 or Section 4.3 hereof. The ownership of
Partnership Units shall be evidenced by Partnership Unit Certificates.

          "Partnership Unit Certificate" means a certificate for Partnership
Common Units in the form attached hereto as Exhibit D or such other certificate issued by the Partnership to evidence a Partnership Unit.

          "Partnership Unit Designation" shall have the meaning set forth in
Section 4.2 hereof.

          "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

          "Percentage Interest" means, as to each Partner, its interest in the
Partnership Units, as determined by dividing the Partnership Units owned by such
Partner by the aggregate number of Partnership Units then outstanding.

          "Permitted Transfer" has the meaning set forth in Section 11.3.A hereof.

          "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

          "Pledge" has the meaning set forth in Section 11.3.A hereof.

                                       14

          "Preferred Share" means a share of capital stock of the Special
Limited Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

          "Properties" means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and "Property" shall mean any one such asset or property.

          "Publicly Traded" means having common equity securities listed or admitted to trading on any U.S. national securities exchange or the NASDAQ Stock
Market's National Market System.

          "Qualified DRIP" means a dividend reinvestment plan of the Special
Limited Partner that permits participants to acquire REIT Shares using the proceeds of dividends paid by the Special Limited Partner; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the shareholders of the Special Limited Partner the savings enjoyed by the Special Limited Partner in connection with the avoidance of stock issuance costs, and (ii) not exceed 5% of the value of a REIT Share as computed under the terms of such dividend reinvestment plan.

          "Qualified Transferee" means an "accredited investor" as defined in
Rule 501 promulgated under the Securities Act.

          "Qualifying Party" means (a) a Limited Partner, (b) an Additional
Limited Partner, (c) an Assignee, or (d) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited
Partner Interest in a Permitted Transfer; provided, however, that a Qualifying
Party shall not include the Special Limited Partner.

          "Redemption" has the meaning set forth in Section 15.1.A hereof.

          "Regulations" means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Regulatory Allocations" has the meaning set forth in Section
6.3.B(viii) hereof.

          "REIT" means a real estate investment trust qualifying under Code
Section 856.

          "REIT Available Cash" shall mean, as of any date of determination, all amounts which would be available for distribution to the holders of REIT Shares
(calculated in a manner substantially similar to the manner in which the
Partnership calculates Available Cash and without regard to any distributions from the Partnership to be made, or which have been made, to the Managing
General Partner and the Special Limited Partner hereunder and without regard to any restriction on distribution imposed on the Managing General Partner by any third party).

                                       15

          "REIT Partner" means (a) the Special Limited Partner or any Affiliate of the Special Limited Partner to the extent such person has in place an election to qualify as, a REIT and, (b) any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)) of any such person.

          "REIT Payment" has the meaning set forth in Section 15.12 hereof.

          "REIT Requirements" has the meaning set forth in Section 5.1 hereof.

          "REIT Share" means a share of common stock of the Special Limited
Partner, par value $.01 per share (but shall not include any additional series or class of the Special Limited Partner's common stock created after the date of this Agreement).

          "REIT Shares Amount" means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor;
provided, however, that, in the event that the Special Limited Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Special Limited
Partner's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the
Notice of Redemption and ending on the day immediately preceding the Specified
Redemption Date, which Rights will not be distributed before the relevant
Specified Redemption Date, then the REIT Shares Amount shall also include such
Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Special Limited Partner in good faith.

          "Related Party" means, with respect to any Person, any other Person whose ownership of shares of the Special Limited Partner's capital stock would be attributed to the first such Person under Code Section 544 (as modified by
Code Section 856(h)(1)(B)).

          "Rights" has the meaning set forth in the definition of "REIT Shares
Amount."

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Special Limited Partner" means Global Signal, Inc.

          "Special Limited Partner Affiliate" means any other Limited Partners, from time to time, that are Affiliates of Global Signal, Inc., each of which shall be designated as a "Special Limited Partner Affiliate" on Exhibit A
attached hereto, as amended from time to time, and shown as such in the books and records of the Partnership.

          "Special Redemption" has the meaning set forth in Section 15.1.A hereof.

          "Specified Partnership Units" shall mean, (i) with respect to each
Excluded Property that is listed on Exhibit E as of the date hereof, the number of Partnership Common

                                       16

Units and/or Partnership Preferred Units (as the case may be) set forth opposite such Excluded Property on Exhibit E, and (ii) with respect to each Excluded
Property that is added to Exhibit E from and after the date hereof, the amount of Partnership Common Units and/or Partnership Preferred Units (as the case may
be) which would have been issued to the Special Limited Partner, pursuant to
Section 4.3.B and 4.2 hereof, if the Special Limited Partner had contributed such Excluded Property on the later to occur of (A) the date of issuance of any
Partnership Unit to any Person that is not an Affiliate of the Special Limited
Partner and (B) the date that such asset was acquired by the Special Limited
Partner or a wholly-owned Subsidiary of the Special Limited Partner, in exchange for Partnership Units equal in value to the fair market value of such Excluded
Property as of such date.

          "Specified Redemption Date" means the tenth (10th) Business Day after the receipt by the Managing General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the first
Twelve-Month Period (except pursuant to a Special Redemption).

          "Stock Option Plans" means any stock option plan now or hereafter adopted by the Partnership or the Special Limited Partner.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the
Partnership, "Subsidiary" means solely a partnership or limited liability company (taxed, for Federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation, including without limitation single member limited liability companies) of which the
Partnership is a member or any "taxable REIT subsidiary" in which the
Partnership owns shares of stock, unless the Managing General Partner has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity (other than a "taxable REIT subsidiary") will not jeopardize the
Special Limited Partner's status as a REIT or any Special Limited Partner
Affiliate's status as a "qualified REIT subsidiary" (within the meaning of Code
Section 856(i)(2)), in which event the term "Subsidiary" shall include the corporation or other entity which is the subject of such opinion or ruling.

          "Substituted Limited Partner" means a Person who is admitted as a
Limited Partner to the Partnership pursuant to: (i) Section 11.4 hereof or (ii)
pursuant to any designation or similar document or instrument providing for the creation of a new class or series of Limited Partner Interests.

          "Tax Items" has the meaning set forth in Section 6.4.A hereof.

          "Tendered Units" has the meaning set forth in Section 15.1.A hereof.

          "Tendering Party" has the meaning set forth in Section 15.1.A hereof.

          "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken

                                       17

together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

          "Transfer" means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 and Section 13.7 hereof, "Transfer" does not include (a) any
Redemption of Partnership Common Units by the Partnership, or acquisition of
Tendered Units by the Special Limited Partner, pursuant to Section 15.1 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit
Designation. The terms "Transferred" and "Transferring" have correlative meanings.

          "Twelve-Month Period" means (a) as to an Original Limited Partner or any successor-in-interest that is a Qualifying Party, a twelve-month period ending on the day before the first (1st) anniversary of the date of this
Agreement or on the day before a subsequent anniversary thereof and (b) as to any other Qualifying Party, a twelve-month period ending on the day before the first (1st) anniversary of such Qualifying Party's first becoming a Holder of
Partnership Common Units, or on the day before a subsequent anniversary thereof;
provided, however, that the Managing General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the first Twelve-Month Period to a period of shorter or longer than twelve (12) months with respect to a Qualifying Party other than an Original
Limited Partner or successor-in-interest.

          "Valuation Date" means the date of receipt by the Managing General
Partner of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

          "Value" means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that, as provided in Section
4.4.C. hereof, the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term "Market Price" on any date shall mean, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT
Shares on such date. The "Closing Price" on any date shall mean the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such
REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities
Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as

                                       18

furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors of the Special Limited Partner or, in the
event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the Board of Directors of the Special Limited Partner.

          In the event that the REIT Shares Amount includes Rights (as defined in the definition of "REIT Shares Amount") that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the
Special Limited Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

          "Wireless Communication Business" means the provision of wireless telephony, mobile radio, paging, broadcasting and all other wireless voice or data transmission services.

                                   ARTICLE 2
                             ORGANIZATIONAL MATTERS

          Section 2.1 Formation. The Partnership is a limited partnership heretofore formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the
Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

          Section 2.2 Name. The name of the Partnership is "Global Signal
Operating Partnership, L.P." The Partnership's business may be conducted under any other name or names deemed advisable by the Managing General Partner, including the name of the Managing General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

          Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County,
Delaware 19801 and the registered agent for service of process on the
Partnership in the State of Delaware at such registered office is The
Corporation Trust Company, Corporation Trust Center, 1209 Orange Street,
Wilmington, New Castle County, Delaware 19801. The principal office of the
Partnership is located at 301 North Cattleman Road, Suite 300, Sarasota, Florida
34232 or such other place as the Managing General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Managing General Partner deems advisable.

          Section 2.4 Power of Attorney.

                                       19

          A. Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the Managing General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

          (1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the
     Certificate and all amendments, supplements or restatements thereof) that the Managing General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the Managing General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing General
     Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the Managing General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the
     Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital
     Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

          (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing General
     Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing General
Partner or any Liquidator to amend this Agreement except in accordance with
Section 14.2 hereof or as may be otherwise expressly provided for in this
Agreement.

          B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the Managing General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the
Partnership, and it shall survive and not be affected by the subsequent
Incapacity of any Limited Partner or Assignee and the Transfer of all or any
portion of such Person's Partnership Units or Partnership Interest (as the case may be) and shall extend to such Person's heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee

                                       20

hereby agrees to be bound by any representation made by the Managing General
Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the
Managing General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the
Managing General Partner or the Liquidator, within fifteen (15) days after receipt of the Managing General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the
Managing General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership.
Notwithstanding anything else set forth in this Section 2.4.B, no Limited
Partner shall incur any personal liability for any action of the Managing
General Partner or the Liquidator taken under such power of attorney.

          Section 2.5 Term. The term of the Partnership commenced on May 11,
2004, the date that the original Certificate was filed in the office of the
Secretary of State of Delaware in accordance with the Act, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

                                    ARTICLE 3
                                     PURPOSE

          Section 3.1 Purpose and Business. The purpose and nature of the
Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, including, without limitation, the development of wireless communication and transmission towers and other facilities on the Properties for use by companies in the Wireless Communication
Business, (ii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iii) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures,
Subsidiaries, business trusts, limited liability companies or similar arrangements, and (iv) to do anything necessary or incidental to the foregoing;
provided, however, that such business and arrangements and interests may be limited to and conducted in such a manner (a) as to permit the Special Limited
Partner, in the sole and absolute discretion of the Special Limited Partner, at all times to be classified as a REIT and (b) as will comply in all material respects with the covenants, conditions and restrictions now or hereafter placed upon or adopted by the Special Limited Partner pursuant to any agreement of the
Special Limited Partner or applicable laws and regulations. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and construct additional Properties necessary, useful or desirable in connection with its business.

                                       21

          Section 3.2 Powers.

          A. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

          B. Notwithstanding any other provision in this Agreement, the General
Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the Managing General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Special
Limited Partner to continue to qualify as a REIT, (ii) could subject the Special
Limited Partner to any additional taxes under Code Section 857 or Code Section
4981 or any other related or successor provision under the Code, (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Special Limited Partner, its securities or the Partnership or (iv) could violate in any material respects any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by the Special Limited
Partner pursuant to any agreement of the Special Limited Partner or applicable laws and regulations, unless, in any such case, such action (or inaction) under clause (i), clause (ii), clause (iii) or clause (iv) above shall have been specifically consented to by the Special Limited Partner in writing.

          Section 3.3 Partnership Only for Purposes Specified. The Partnership
shall be a limited partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the
Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

          Section 3.4 Representations and Warranties by the Partners.

          A. Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner)
represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner's property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code
Section 1446(e), (iii) such Partner does not, and for so long as it is Partner will not, own, directly or indirectly, (a) five percent (5%) or more of the total combined voting power of all classes of stock entitled to vote, or five percent (5%) or more of the total

                                       22

number of shares of all classes of stock, of any corporation that is a tenant of either (I) the Special Limited Partner or any "qualified REIT subsidiary"
(within the meaning of Code Section 856(i)(2)), (II) the Partnership or (III)
any partnership, venture or limited liability company of which the Special
Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code
Section 856(i)(2)), with respect to the Special Limited Partner, or the
Partnership is a member or (b) an interest of five percent (5%) or more in the assets or net profits of any tenant of either (I) the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)),
(II) the Partnership or (III) any partnership, venture, or limited liability company of which the Special Limited Partner, any "qualified REIT subsidiary"
(within the meaning of Code Section 856(i)(2)), with respect to the Special
Limited Partner, or the Partnership is a member and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, each Partner may exceed any of the five percent limits (5%) set forth in clause (iii) of the immediately preceding sentence; provided that the Partner obtains the written consent of the Managing
General Partner prior to exceeding any such limits, which consent the Managing
General Partner may give or withhold in its sole and absolute discretion;
provided, further, that in no event shall the Partner own, directly or indirectly, more than ten percent (10%) of the stock described in clause (iii)
(a) of the immediately preceding sentence or more than ten percent (10%) of the assets described in clause (iii) (b) of the immediately preceding sentence.

          B. Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a
condition to becoming an Additional Limited Partner or a Substituted Limited
Partner) represents and warrants to, and covenants with, each other Partner that
(i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or shareholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such
Partner or any of such Partner's properties or any of its partners, members, beneficiaries, trustees or shareholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or shareholders (as the case may be)
is or are subject, (iii) such Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of
Code Section 1446(e), (iv) such Partner does not, and for so long as it is a
Partner will not, own, directly or indirectly, (a) five percent (5%) or more of the total combined voting power of all classes of stock entitled to vote, or five percent (5%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either (I) the Special Limited Partner or any "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)), with respect to the Special Limited Partner, (II) the Partnership or (III) any
partnership, venture or limited liability company

                                       23

of which the Special Limited Partner, any Special Limited Partner, any
"qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)), with respect to the Special Limited Partner, or the Partnership is a member or (b) an interest of five percent (5%) or more in the assets or net profits of any tenant of either (I) the Special Limited Partner, or any "qualified REIT subsidiary"
(within the meaning of Code Section 856(i)(2)) with respect to the Special
Limited Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the Special Limited Partner, any Special
Limited Partner, any "qualified REIT subsidiary" (within the meaning of Code
Section 856(i)(2)), with respect to the Special Limited Partner, or the
Partnership is a member and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, each Partner may exceed any of the five percent limits (5%) set forth in clause (iv) of the immediately preceding sentence; provided that the Partner obtains the written consent of the Managing General Partner prior to exceeding any such limits, which consent the Managing General Partner may give or withhold in its sole and absolute discretion; provided, further, that in no event shall the Partner own, directly or indirectly, more than ten percent (10%) of the stock described in clause (iv) (a) of the immediately preceding sentence or more than ten percent (10%) of the assets described in clause (iv) (b) of the immediately preceding sentence.

          C. Each Partner (including, without limitation, each Substituted
Limited Partner as a condition to becoming a Substituted Limited Partner)
represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

          D. The representations and warranties contained in Sections 3.4.A,
3.4.B and 3.4.C hereof shall survive the execution and delivery of this
Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the
dissolution, liquidation and termination of the Partnership.

          E. Each Partner (including, without limitation, each Substituted
Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General
Partner have been made by any Partner or any employee or representative or
Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

          F. Notwithstanding the foregoing, the Managing General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner (including, without limitation any Additional
Limited Partner or Substituted Limited Partner or any transferee of either)
provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership
Units held by such Partner or (ii) a separate writing addressed to the
Partnership and the Managing General Partner.

                                       24

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

          Section 4.1 Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Each Partner owns
Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the Managing General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership
Units, or similar events having an effect on a Partner's ownership of
Partnership Units. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Partners shall have no obligation or, except with the prior written consent of the Managing General Partner, right to make any additional Capital
Contributions or loans to the Partnership.

          Section 4.2 Issuances of Additional Partnership Interests.

          A. General. The Managing General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of
Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the Partner and the Special Limited Partner) or to other Persons, and to admit such Persons as Additional Limited Partners or as
General Partners, for such consideration and on such terms and conditions as shall be established by the Managing General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person.
Without limiting the foregoing, the Managing General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, so long as the Managing General Partner concludes in good faith that such issuance is in the best interests of the Managing General Partner and the Partnership,
and (iii) in connection with any merger of any other Person into the Partnership if the applicable merger agreement provides that Persons are to receive
Partnership Units in exchange for their interests in the Person merging into the
Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (including, without limitation, rights, powers and duties that may be senior or otherwise entitled to preference over existing Partnership
Units) as shall be determined by the Managing General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other
Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a "Partnership Unit
Designation"), including, in the event of the admission of an Additional General
Partner, such rights, duties and obligations for such General Partner hereunder as the Managing General Partner shall assign, delegate or permit such Additional
General Partner to exercise hereunder, in the sole and absolute discretion of the Managing General Partner, without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the Managing
General Partner shall have authority to specify (a) the allocations of items of
Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of
Partnership Interests to share (on a pari passu, junior or preferred basis) in
Partnership distributions; (c) the rights of each such class or series of
Partnership Interests upon dissolution

                                       25

and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership
Interests. Upon the issuance of any additional Partnership Interest, the
Managing General Partner shall issue a Partnership Unit Certificate evidencing such Partnership Interest and shall amend Exhibit A and the books and records of the Partnership as appropriate to reflect such issuance.

          B. Issuances to the General Partner or Special Limited Partner. No
additional Partnership Units shall be issued to the General Partner or the
Special Limited Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests, (ii) (a)
the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Units (other than
Partnership Common Units) issued in connection with an issuance of Preferred
Shares, New Securities or other interests in the Special Limited Partner (other than REIT Shares), which Preferred Shares, New Securities or other interests have designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the additional Partnership Units issued to the General
Partner, and (b) the General Partner or the Special Limited Partner (as the case may be) contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares,
New Securities or other interests in the Special Limited Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the
Partnership, or (iv) the additional Partnership Units are issued pursuant to
Section 4.3.B, Section 4.3.F, Section 4.4, Section 4.5 or Section 4.10.

          C. No Preemptive Rights. No Person, including, without limitation, any
Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

          Section 4.3 Additional Funds and Capital Contributions.

          A. General. The Managing General Partner may, at any time and from time to time, determine that the Partnership requires additional funds
("Additional Funds") for the acquisition or development of additional
Properties, for the redemption of Partnership Units or for such other purposes as the Managing General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the Managing General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

          B. Additional Capital Contributions. The Managing General Partner, on
behalf of the Partnership, may obtain any Additional Funds by accepting Capital
Contributions from any Partners or other Persons. In connection with any such
Capital Contribution (of cash or property), the Managing General Partner is hereby authorized to cause the Partnership from time to time to issue additional
Partnership Units (as set forth in Section 4.2 above) (and shall issue additional Partnership Unit Certificates evidencing such issuance) in consideration therefor and the Percentage Interests of the General Partner, the
Limited Partners shall be adjusted to reflect the issuance of such additional
Partnership Units.

                                       26

          C. Loans by Third Parties. The Managing General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the Managing General Partner or the Special
Limited Partner) upon such terms as the Managing General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if (i) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (ii) any
Partner would be personally liable for the repayment of such Debt (unless such
Partner otherwise agrees).

          D. General Partner and Special Limited Partner Loans. The Managing
General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner and/or the
Special Limited Partner (each, a "General Partner Loan") if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions
(including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner or the Special Limited Partner, as applicable, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the
Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any
Partnership Interest, or (b) any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

          E. Issuance of Securities by the Special Limited Partner. The Special
Limited Partner shall not issue any additional REIT Shares, Preferred Shares,
Junior Shares or New Securities unless the Special Limited Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Preferred Shares, Junior Shares or New Securities (as
the case may be) and from the exercise of the rights contained in any such additional New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Preferred Shares, Junior Shares or New Securities, Partnership Units
with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, Junior Shares or New Securities;
provided, however, that notwithstanding the foregoing, the Special Limited
Partner may issue REIT Shares, Preferred Shares, Junior Shares or New Securities
(a) pursuant to Section 4.4 or Section 15.1.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Preferred Shares,
Junior Shares or New Securities to all of the holders of REIT Shares, Preferred
Shares, Junior Shares or New Securities (as the case may be) (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of
Junior Shares into REIT Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the Special
Limited Partner if the Managing General Partner determines that such acquisition is in the best interests of the Partnership. In the event of any issuance of additional REIT Shares, Preferred Shares, Junior Shares or New Securities by the
Special Limited Partner, and the contribution to the Partnership, by the Special
Limited Partner, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the Special Limited

                                       27

Partner's expenses associated with such issuance, including any underwriting discounts or commissions.

          Section 4.4 Stock Option Plans.

          A. Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted to a Person other than a Partnership Employee is duly exercised:

          (1) The Special Limited Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the Special Limited Partner by such exercising party in connection with the exercise of such stock option.

          (2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, the Special Limited Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT
     Shares then being issued in connection with the exercise of such stock option.

          (3) An equitable Percentage Interest adjustment shall be made in which the Special Limited Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.A(2) hereof.

          B. Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted to a Partnership Employee is duly exercised:

          (1) The Special Limited Partner shall sell to the Partnership, and the
     Partnership shall purchase from the Special Limited Partner, the number of
     REIT Shares as to which such stock option is being exercised. The purchase price per REIT Share for such sale of REIT Shares to the Partnership shall be the Value of a REIT Share as of the date of exercise of such stock option.

          (2) The Partnership shall sell to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall sell to such
     Partnership Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a REIT Share at the time of the exercise, the number of REIT Shares equal to (a) the exercise price paid to the Special Limited Partner by the exercising party in connection with the exercise of such stock option divided by (b) the Value of a REIT Share at the time of such exercise.

          (3) The Partnership shall transfer to the Optionee (or if the Optionee is an employee of a Partnership Subsidiary, the Partnership shall transfer to such Partnership Subsidiary, which in turn shall transfer to the
     Optionee) at no additional cost, as additional compensation, the number of
     REIT Shares equal to the number of REIT Shares

                                       28

     described in Section 4.4.B(1) hereof less the number of REIT Shares described in Section 4.4.B(2) hereof.

          (4) The Special Limited Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Special
     Limited Partner in connection with the exercise of such stock option. An equitable Percentage Interest adjustment shall be made in which the Special
     Limited Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.B(1) hereof.

          C. Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing General Partner or the
Special Limited Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Managing General Partner, the Special Limited Partner, the Partnership or
any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing General
Partner or the Special Limited Partner, amendments to this Section 4.4 may become necessary or advisable and that any approval or Consent to any such amendments requested by the Managing General Partner or the Special Limited
Partner shall be deemed granted.

          Section 4.5 Dividend Reinvestment Plan, Stock Incentive Plan or Other
Plan. Except as may otherwise be provided in this Article 4, all amounts received by the Special Limited Partner in respect of any dividend reinvestment plan, stock incentive or other stock or subscription plan or agreement, either
(a) shall be utilized by the Special Limited Partner to effect open market purchases of REIT Shares, or (b) if the Special Limited Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the Special Limited Partner to the Partnership in exchange for additional
Partnership Common Units. Upon such contribution, the Partnership will issue to the Special Limited Partner a number of Partnership Common Units in an amount equal to the product of (i) the Value as of the date of issuance of each REIT
Share so issued by the Special Limited Partner multiplied by (ii) the number of
REIT Shares so issued.

          Section 4.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account.
Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

          Section 4.7 Conversion or Redemption of Preferred Shares.

          A. Conversion of Preferred Shares. If, at any time, any of the
Preferred Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Preferred Units equal to the number of Preferred Shares so converted shall automatically be converted into a number of Partnership Common
Units equal to (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners (including the Special Limited
Partner) shall be adjusted to reflect such conversion.

                                       29

          B. Redemption of Preferred Shares. If, at any time, any Preferred
Shares are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Special Limited Partner for cash, the
Partnership shall, immediately prior to such redemption of Preferred Shares, redeem an equal number of Partnership Preferred Units held by the Special
Limited Partner upon the same terms and for the same price per Partnership
Preferred Unit, as such Preferred Shares are redeemed.

          Section 4.8 Conversion or Redemption of Junior Shares.

          A. Conversion of Junior Shares. If, at any time, any of the Junior
Shares are converted into REIT Shares, in whole or in part, then a number of
Partnership Common Units equal to (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect shall be issued to the Special Limited Partner, and the Percentage Interests of the General
Partner and the Limited Partners (including the Special Limited Partner) shall be adjusted to reflect such conversion.

          B. Redemption of Junior Shares. If, at any time, any Junior Shares are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Special Limited Partner for cash, the Partnership shall, immediately prior to such redemption of Junior Shares, redeem an equal number of Partnership Junior Units held by the Special Limited Partner, upon the same terms and for the same price per Partnership Junior Unit, as such Junior
Shares are redeemed.

          Section 4.9 Other Contribution Provisions. In the event that any
Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the Managing
General Partner, one or more Partners (including the Special Limited Partner)
may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

          Section 4.10 Excluded Properties. The Special Limited Partner shall contribute each Excluded Property (or, if applicable, the net proceeds (after payment of all transfer taxes and other transaction costs) received by the
Special Limited Partner from the sale, transfer or other disposition of an
Excluded Property to a Person who is not a wholly-owned Subsidiary of the
Special Limited Partner) to the Partnership upon the earlier of (i) such time as it is commercially practicable to contribute such property to the Partnership without adverse tax or other economic consequence to the Special Limited Partner and (ii) any sale, transfer or other disposition of an Excluded Property to a
Person who is not a wholly-owned Subsidiary of the Special Limited Partner. Upon any such contribution of an Excluded Property or the proceeds therefrom, the
Special Limited Partner shall receive in exchange for such contribution, notwithstanding the actual value of such Excluded Property or the amount of such proceeds (as the case may be), the Specified Partnership Units applicable to such Excluded Property.

                                       30

                                    ARTICLE 5
                                  DISTRIBUTIONS

          Section 5.1 Requirement and Characterization of Distributions. Subject
to the terms of any Partnership Unit Designation, the Managing General Partner
shall cause the Partnership to distribute quarterly all, or such portion as the
Managing General Partner may in its sole and absolute discretion determine, of
Available Cash generated by the Partnership during such quarter to the Holders on the Partnership Record Date with respect to such quarter: (i) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Partnership
Units (and, within such class(es), among the Holders pro rata in proportion to their respective Percentage Interests on such Partnership Record Date), and (ii)
second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of such class of
Partnership Units, as applicable (and, within such class, among the Holders pro rata in proportion to their respective Percentage Interests on such Partnership
Record Date). Distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Partnership Units were outstanding. Notwithstanding the foregoing, the
Managing General Partner, in its sole and absolute discretion, may distribute
Available Cash to the Holders on a more or less frequent basis than quarterly and provide for an appropriate record date. The Managing General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Special Limited Partner's qualification as a
REIT, to cause the Partnership to distribute sufficient amounts to enable the
Special Limited Partner to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the "REIT
Requirements") and (b) eliminate any Federal income or excise tax liability of the Special Limited Partner.

          Notwithstanding the foregoing, in the event any Excluded Property (or the proceeds therefrom) has not been contributed to the Partnership pursuant to
Section 4.10, the distributions provided for above shall be calculated, to the extent possible, based on Adjusted Available Cash as if each Excluded Property had been contributed to the Partnership in exchange for Partnership Common Units pursuant to Section 4.10; provided, however, that in the event any Excluded
Property (or the proceeds therefrom) has not been contributed to the Partnership pursuant to Section 4.10, any distributions to be made with respect to the
Special Limited Partner's Partnership Units shall in the aggregate be reduced to the extent of any REIT Available Cash.

          Subject to the applicable Partner Unit Designation, each Limited
Partner shall receive a pro rata share of Distributions under this Article 5 in an amount equal to the distributions such Limited Partner would have received if such Limited Partner held one REIT Share (bearing the same designations as the actual Partner Unit Right held by such Limited Partner) for each of such Limited
Partner's Unit Rights.

          Section 5.2 Distributions in Kind. No right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The
Managing General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to

                                       31

ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof; provided that the Managing General Partner shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.

          Section 5.3 Amounts Withheld. All amounts withheld pursuant to the
Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

          Section 5.4 Distributions Upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital
Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the
Holders in accordance with Section 13.2 hereof.

          Section 5.5 Distributions to Reflect Additional Partnership Units. In
the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, the Managing General Partner is hereby authorized to make such revisions to this Article 5 as it determines are necessary or desirable to reflect the issuance of such additional Partnership
Units, including, without limitation, making preferential distributions to certain classes of Partnership Units.

          Section 5.6 Restricted Distributions Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the
General Partner, on behalf of the Partnership, shall make a distribution to any
Holder if such distribution would violate Section 17-607 of the Act or other applicable law.

                                    ARTICLE 6
                                   ALLOCATIONS

          Section 6.1 Timing and Amount of Allocations of Net Income and Net
Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to Section 11.6.C and Section 13.7.D(2) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

          Section 6.2 General Allocations.

          A. In General. Subject to Section 11.6.C and Section 13.7.D(2) hereof,
Net Income and Net Loss shall be allocated to each of the Holders as follows:

          (i) Net Income will be allocated to Holders of Partnership Preferred
          Units in accordance with and subject to the terms of the Partnership
          Unit Designation applicable to such Partnership Preferred Units;

                                       32

          (ii) remaining Net Income will be allocated to the Holders of
          Partnership Common Units in accordance with their respective
          Percentage Interests at the end of each Partnership Year;

          (iii) subject to the terms of any Partnership Unit Designation, Net
          Loss will be allocated to the Holders of Partnership Common Units in accordance with their respective Percentage Interests at the end of each Partnership Year; and

          (iv) for purposes of this Section 6.2.A, the Percentage Interests of the Holders of Partnership Common Units shall be calculated based on a denominator equal to the aggregate Partnership Common Units outstanding as of the date of determination.

          Section 6.3 Additional Allocation Provisions. Notwithstanding the
foregoing provisions of this Article 6:

          A. Special Allocations Regarding Partnership Preferred Units. If any
Partnership Preferred Units are redeemed pursuant to Section 4.7.B hereof
(treating a full liquidation of the Managing General Partner Interest or of such
Special Limited Partner's Limited Partner Interest for purposes of this Section
6.3.A as including a redemption of any then outstanding Partnership Preferred
Units pursuant to Section 4.7.B hereof), for the Partnership Year that includes such redemption (and, if necessary, for subsequent Partnership Years) (a) gross income and gain (in such relative proportions as the Managing General Partner in its discretion shall determine) shall be allocated to the holder(s) of such
Partnership Preferred Units to the extent that the Redemption Amounts paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the aggregate Capital Account Balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit
allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses (in such relative proportions as the
Managing General Partner in its discretion shall determine) shall be allocated to the holder(s) of such Partnership Preferred Units to the extent that the aggregate Capital Account Balances (net of liabilities assumed or taken subject to by the Partnership) per Partnership Preferred Unit allocable to the
Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the
Redemption Amount paid or payable with respect to the Partnership Preferred
Units so redeemed (or treated as redeemed).

          B. Regulatory Allocations.

               (i) Minimum Gain Chargeback. Except as otherwise provided in
     Regulations Section 1.704-2(f), notwithstanding the provisions of Section
     6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each
     Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance

                                       33

     with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section
     6.3.B(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

               (ii) Partner Minimum Gain Chargeback. Except as otherwise
     provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.B(i)
     hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner
     Nonrecourse Debt, determined in accordance with Regulations Section
     1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's respective share of the net decrease in Partner Minimum
     Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections
     1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.B(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

               (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions.
     Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage
     Interests. Any Partner Nonrecourse Deductions for any Partnership Year
     shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner
     Nonrecourse Deductions are attributable, in accordance with Regulations
     Section 1.704-2(i).

               (iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section
     1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section
     1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital
     Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.B(iv) were not in the Agreement. It is intended that this Section 6.3.B(iv) qualify and be construed as a
     "qualified income offset" within the meaning of Regulations Section
     1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               (v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the

                                       34

     Partnership upon complete liquidation of such Holder's Partnership Interest
     (including, the Holder's interest in outstanding Partnership Preferred
     Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of
     Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.B(v) shall be made if and only to the extent that such Holder would have a deficit Capital
     Account in excess of such sum after all other allocations provided in this
     Article 6 have been tentatively made as if this Section 6.3.B(v) and
     Section 6.3.B(iv) hereof were not in the Agreement.

               (vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account
     Deficit as to any Holder, such allocation of Net Loss shall be reallocated among the other Holders in accordance with their respective Percentage
     Interests, subject to the limitations of this Section 6.3.B(vi).

               (vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section
     734(b) or Code Section 743(b) is required, pursuant to Regulations Section
     1.704-1(b)(2) (iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to
     be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that
     Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

               (viii) Curative Allocations. The allocations set forth in
     Sections 6.3.B(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the
     "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b)
     and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the
     Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership
     Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each
     Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

          C. Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 6 to the contrary, in the event that the Partnership disposes of all or substantially all of its

                                       35

assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13 hereof, then any Net Income or Net Loss realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such
Partnership Year (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof.

          D. Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section
1.752-3(a)(3), each Holder's respective interest in Partnership profits shall be equal to such Holder's share of the aggregate sum of Partnership Common Units.

          Section 6.4 Tax Allocations.

          A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Holders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

          B. Section 704(c) Allocations. Notwithstanding Section 6.4.A hereof,
Tax Items with respect to Property that is contributed to the Partnership with a
Gross Asset Value that varies from its basis in the hands of the contributing
Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under
Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section
704(c) and the applicable Regulations as chosen by the Managing General Partner.
In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in
Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section
704(c) and the applicable Regulations and using the method chosen by the
Managing General Partner.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

          Section 7.1 Management.

          A. Except as otherwise expressly provided in this Agreement or as delegated or provided to an Additional General Partner by the Managing General
Partner pursuant to Section 4.2.A and Section 11.2 hereof, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the Managing General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No General Partner may be removed by the Partners, with or without cause, except with the consent of the Managing
General Partner. In addition to

                                       36

the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the Managing General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the
Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

               (1) the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the Special
     Limited Partner (so long as the Special Limited Partner qualifies as a
     REIT) to prevent the imposition of any Federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit the Special Limited
     Partner to maintain REIT status or otherwise to satisfy the REIT
     Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

               (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

               (3) the acquisition, sale, transfer, exchange or other
     disposition of any, all or substantially all of the assets of the
     Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the
     Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

               (4) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the Managing
     General Partner, the Partnership or any of the Partnership's Subsidiaries,
     the lending of funds to other Persons (including, without limitation, the
     Managing General Partner and/or the Partnership's Subsidiaries) and the
     repayment of obligations of the Partnership, its Subsidiaries and any other
     Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership's
     Subsidiaries;

                                       37

               (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation the development, operation, management and leasing of wireless communication and transmission towers and other facilities for Persons in the Wireless Communication Business on any
     Property;

               (6) the negotiation, execution and performance of any contracts, including all agreements with Persons in the Wireless Communication
     Business, leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments that the Managing General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the Managing General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership's assets;

               (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the
     Partnership;

               (8) the selection and dismissal of employees of the Partnership
     (if any), the Managing General Partner or the Special Limited Partner
     (including, without limitation, employees having titles or offices such as
     "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the
     Partnership or the Managing General Partner and the determination of their compensation and other terms of employment or hiring;

               (9) the maintenance of such insurance (including, without
     limitation, directors and officers insurance) for the benefit of the
     Partnership and the Partners (including, without limitation, the Special
     Limited Partner) as it deems necessary or appropriate;

               (10) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);
     provided, however, that, as long as the Special Limited Partner has determined to continue to qualify as a REIT, the Managing General Partner will not engage in any such formation, acquisition or contribution that would cause the Special Limited Partner to fail to qualify as a REIT;

               (11) the control of any matters affecting the rights and
     obligations of the Partnership, including the settlement, compromise, submission

                                       38

     to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (12) the undertaking of any action in connection with the
     Partnership's direct or indirect investment in any Subsidiary or any other
     Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

               (13) the determination of the fair market value of any
     Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

               (14) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such
     Partner's contribution of property or assets to the Partnership;

               (15) the exercise, directly or indirectly, through any
     attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

               (16) the exercise of any of the powers of the Managing General
     Partner enumerated in this Agreement on behalf of or in connection with any
     Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

               (17) the exercise of any of the powers of the Managing General
     Partner enumerated in this Agreement on behalf of any Person in which the
     Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

               (18) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing necessary or appropriate in the judgment of the
     Managing General Partner for the accomplishment of any of the powers of the
     Managing General Partner enumerated in this Agreement;

               (19) the issuance of additional Partnership Units, as appropriate and in the Managing General Partner's sole and absolute discretion, in connection

                                       39

     with Capital Contributions by Additional Limited Partners and additional
     Capital Contributions by Partners pursuant to Article 4 hereof;

               (20) an election to dissolve the Partnership pursuant to Section
     13.1.C hereof; and

               (21) the disposition of the goodwill of the business of the
     Partnership.

          B. Each of the Limited Partners agrees that, except as provided in
Section 7.3 hereof, the Managing General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation.

          C. At all times from and after the date hereof, the Managing General
Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

          D. At all times from and after the date hereof, the Managing General
Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the Managing General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

          E. In exercising its authority under this Agreement, the Managing
General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the Special Limited Partner) of any action taken by it. The Managing General Partner, the Special Limited Partner
and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited
Partner as a result of an action (or inaction) by the Managing General Partner pursuant to its authority under this Agreement.

          Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the Managing General Partner to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the
Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A hereof, the Managing General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The Managing General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the
District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

                                       40

          Section 7.3 Restrictions on Managing General Partner's Authority.

          A. The Managing General Partner may not take any action in contravention of this Agreement, including, without limitation:

               (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this
     Agreement;

               (2) possess Partnership property, or assign any rights in
     specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement, including, without limitation,
     Section 7.10;

               (3) admit a Person as a Partner, except as otherwise provided in this Agreement;

               (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

               (5) enter into any contract, mortgage, loan or other agreement that expressly prohibits (a) the Managing General Partner or the
     Partnership from performing its specific obligations under Section 15.1 hereof in full or (b) a Limited Partner from exercising its rights under
     Section 15.1 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner affected by the prohibition.

          B. The Managing General Partner shall not, without the prior Consent of the Partners holding classes or series of Partnership Interests affected by the following actions, undertake, on behalf of the Partnership, any of such actions or enter into any transaction that would have the effect of such transactions:

               (1) except as provided in Section 7.3.C hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article 11 or Article 12 hereof;

               (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership; or

               (3) institute any proceeding for bankruptcy on behalf of the
     Partnership.

          C. Notwithstanding Section 7.3.B hereof, the Managing General Partner shall have the power, without the Consent of the Partners, to amend this
Agreement as may be required to facilitate or implement any of the following purposes:

                                       41

               (1) to add to the obligations of the Managing General Partner or surrender any right or power granted to the Managing General Partner or any
     Affiliate of the Managing General Partner (including the delegation or surrender of any power to any Additional General Partner admitted to the
     Partnership pursuant to the terms hereof) for the benefit of the Limited
     Partners;

               (2) to reflect the admission, substitution or withdrawal of
     Partners or the termination of the Partnership in accordance with this
     Agreement, and to amend Exhibit A in connection with such admission, substitution or withdrawal;

               (3) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this
     Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

               (4) to satisfy any requirements, conditions or guidelines
     contained in any order, directive, opinion, ruling or regulation of a
     Federal or state agency or contained in Federal or state law (collectively,
     "Legal Requirements"), including, without limitation Legal Requirements applicable to entities in, or entities providing services to, the Wireless
     Communications Business;

               (5) (a) to reflect such changes as are reasonably necessary for the Special Limited Partner to maintain its status as a REIT or to satisfy the REIT Requirements; or (b) to reflect the Transfer of all or any part of a Partnership Interest among the Special Limited Partner and any "qualified
     REIT subsidiary" (within the meaning of Code Section 856(i)(2)) with respect to the Special Limited Partner;

               (6) to modify either or both of the manner in which items of Net
     Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent set forth in the definition of "Capital Account" or contemplated by the Code or the Regulations);

               (7) the issuance of additional Partnership Interests in
     accordance with Section 4.2; and

               (8) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the Special Limited Partner and which does not violate Section 7.3.D.

The Managing General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

                                       42

          D. Notwithstanding Sections 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the Managing General
Partner, without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the
Partnership into a General Partner Interest (except as a result of the Managing
General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled, pursuant to Article 5 or
Section 13.2.A(4) hereof, or alter the allocations specified in Article 6 hereof
(except, in any case, as permitted pursuant to Sections 4.2 and 7.3.C hereof),
(iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Sections 15.1 and 11.2 hereof, or amend or modify any related definitions, or (v) amend this Section 7.3.D; provided, however, that the consent of any individual Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a
Majority in Interests of the Partners of holding such class or series of
Partnership Units. Further, no amendment may alter the restrictions on the
Managing General Partner's authority set forth elsewhere in this Section 7.3 without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

          Section 7.4 Reimbursement of the Managing General Partner and the
Special Limited Partner.

          A. Neither the Managing General Partner nor the Special Limited
Partner shall be compensated for its services as managing general partner or limited partner of the Partnership except as provided in this Agreement
(including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which they may be entitled in their respective capacities as the Managing General Partner and the Special Limited Partner).

          B. Subject to Sections 7.4.C and 16.12 hereof, the Partnership shall be liable for, and shall reimburse the Managing General Partner and the Special
Limited Partner, as applicable, on a monthly basis, or such other basis as the
Managing General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership's business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii)
compensation of officers and employees, including, without limitation, payments under future compensation plans of the Special Limited Partner, the Managing
General Partner, or the Partnership that may provide for stock units, or phantom stock, pursuant to which employees of the Special Limited Partner, the Managing
General Partner, or the Partnership will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses and (iv) all costs and expenses of the Special Limited Partner being a public company, including costs of filings with the SEC, reports and other distributions to its shareholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Managing General Partner or the Special
Limited Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. Such reimbursements shall be in addition to any reimbursement of the
Managing General Partner and the Special Limited Partner as a result of indemnification pursuant to Section 7.7 hereof.

                                       43

          C. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12 hereof, reimbursements to the Managing General Partner, the Special Limited Partner or
any of their respective Affiliates by the Partnership pursuant to this Section
7.4 shall be treated as "guaranteed payments" within the meaning of Code Section
707(c).

          Section 7.5 Outside Activities of the Managing General Partner and the
Special Limited Partner. Neither the Managing General Partner nor the Special
Limited Partner shall directly or indirectly enter into or conduct any business, other than in connection with, (a) with respect to the Managing General Partner, the ownership, acquisition and disposition of Partnership Interests as the
Managing General Partner, (b) with respect to the Managing General Partner, the management of the business of the Partnership, (c) with respect to the Special
Limited Partner, the operation of the Special Limited Partner as a reporting company with a class (or classes) of securities registered under the Exchange
Act, (d) with respect to the Special Limited Partner, its operations as a REIT,
(e) with respect to the Special Limited Partner, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the
Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that each of the Managing General Partner and the Special Limited Partner may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as each of the Managing General Partner and the
Special Limited Partner takes commercially reasonable measures to insure that the economic benefits and burdens of such Property are otherwise vested in the
Partnership, whether by electing to treat such asset as an "Excluded Property"
hereunder, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the
Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of "Adjustment Factor," to reflect such activities and the direct ownership of assets by the Managing General Partner or the Special Limited Partner, as applicable. Nothing contained herein shall be deemed to prohibit the Managing General Partner from executing guarantees of
Partnership debt for which it would otherwise be liable in its capacity as
Managing General Partner. Subject to Section 7.3.B hereof, the Managing General
Partner, the Special Limited Partner and all "qualified REIT subsidiaries"
(within the meaning of Code Section 856(i)(2)), taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i)
Excluded Properties, (ii) interests in "qualified REIT subsidiaries" (within the meaning of Code Section 856(i)(2)), (iii) Partnership Interests as the Managing
General Partner or Special Limited Partner and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for the Special Limited Partner to qualify as a REIT and for the Managing General Partner and the Special Limited Partner to carry out their respective responsibilities contemplated under this Agreement and the
Charter. The Managing General Partner and any Affiliates of the Managing General
Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

          Section 7.6 Transactions with Affiliates.

                                       44

          A. The Partnership may lend or contribute funds or other assets to the
Special Limited Partner and its Subsidiaries or other Persons in which the
Special Limited Partner has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions no less favorable to the
Partnership in the aggregate than would be available from unaffiliated third parties as determined by the Managing General Partner in good faith. The foregoing authority shall not create any right or benefit in favor of any
Subsidiary or any other Person. It is expressly acknowledged and agreed by each
Partner that the Special Limited Partner may, in the sole and absolute discretion, of the Managing General Partner (i) borrow funds from the
Partnership in order to redeem, at any time or from time to time, options or warrants previously or hereafter issued by the Special Limited Partner, (ii) put to the Partnership, for cash, any rights, options, warrants or convertible or exchangeable securities that the Special Limited Partner may desire or be required to purchase or redeem or (iii) borrow funds from the Partnership to acquire assets that become Excluded Assets or will be contributed to the
Partnership for Partnership Units. If the Special Limited Partner acquires a corporation in which the Partnership does not hold an interest, in whole or in part, with the proceeds (whether comprised of cash or other assets) of a loan from the Partnership to the Special Limited Partner, the Partnership shall issue to such corporation an interest in the Partnership that (i) entitles the holder thereof to receive distributions in amounts and at the same times as interest payments on such loan (with appropriate reductions in such distributions if any portion of the loan is repaid), (ii) entitles the holder thereof to receive, if and to the extent that any portion of such loan is repaid, a number of
Partnership Units equal to the quotient obtained by dividing the principal amount of the loan repaid by the Value of REIT Shares at the date of repayment
(it being understood and agreed that if the loan is repaid with funds contributed to such corporation by the Special Limited Partner from the proceeds of a sale of REIT Shares, the market price Value of REIT Shares at the date of repayment shall be deemed to be the net price per share at which such shares were sold), and (iii) is automatically redeemed for no consideration upon the repayment in full of such loan.

          B. Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Managing General Partner, believes, in good faith, to be advisable.

          C. The Managing General Partner, the Special Limited Partner and their respective Affiliates may sell, transfer or convey any property to the
Partnership, directly or indirectly, on terms and conditions no less favorable to the Partnership in the aggregate than would be available from unaffiliated third parties as determined by the Managing General Partner in good faith.

          D. The Managing General Partner or the Special Limited Partner, in
their respective sole and absolute discretion and without the approval of the
Partners or any of them or any other Persons, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the Managing General Partner, the Partnership, the Special
Limited Partner, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the
Managing

                                       45

General Partner, the Special Limited Partner, the Partnership or any of the
Partnership's Subsidiaries.

          Section 7.7 Indemnification.

          A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership ("Actions") as set forth in this
Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this
Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the Managing General
Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section
7.7 shall be made only out of the assets of the Partnership, and neither the
Managing General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

          B. To the fullest extent permitted by law, expenses incurred by an
Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs,

                                       46

successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

          D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the
Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the Managing General Partner or the Special Limited
Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

          F. In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this
Agreement.

          G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          H. The provisions of this Section 7.7 are for the benefit of the
Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the
Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          I. It is the intent of the parties that any amounts paid by the
Partnership to the Managing General Partner pursuant to this Section 7.7 shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

          Section 7.8 Liability of the Managing General Partner and the Special
Limited Partner.

                                       47

          A. Notwithstanding anything to the contrary set forth in this
Agreement, neither the Managing General Partner (nor the Special Limited Partner
as the managing member for the Managing General Partner) nor any of their respective directors or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing
General Partner, the Special Limited Partner or such director or officer acted in good faith.

          B. The Limited Partners expressly acknowledge that the Managing
General Partner (and the Special Limited Partner, as the managing Member of the
Managing General Partner) is acting for the benefit of the Partnership, the
Limited Partners and the Special Limited Partner's shareholders collectively and that the Special Limited Partner is under no obligation to give priority to the separate interests of the Limited Partners, or the Special Limited Partner's
shareholders (including, without limitation, the tax consequences to Limited
Partners, Assignees or the Special Limited Partner's shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions.

          C. Subject to its obligations and duties as Managing General Partner set forth in Section 7.1.A hereof, the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents or through the Special Limited Partner (subject to the supervision and control of the Managing General Partner and the Special Limited Partner). The
Managing General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

          D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing General Partner's, the Special Limited Partner's and
their respective officers' and directors', liability to the Partnership and the
Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          E. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the
Partnership or to the other Partners, for the debts or liabilities of the
Partnership or the Partnership's obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the
Partnership. To the fullest extent permitted by law, no officer, director, member or shareholder of the Managing General Partner or the Special Limited
Partner shall be liable to the Partnership for money damages except for (i)
active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other
Partner(s) and arising out of, or in

                                       48

connection with, this Agreement. This Agreement is executed by the officers of the Managing General Partner or of the Special Limited Partner as managing member of the Managing General Partner, solely as officers of the same and not in their own individual capacities.

          F. To the extent that, at law or in equity, the Managing General
Partner or the Special Limited Partner as the managing member of the Managing
General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, neither the Managing General
Partner nor the Special Limited Partner shall be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this
Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing General Partner and the Special
Limited Partner otherwise existing at law or in equity, are agreed by the
Partners to replace such other duties and liabilities of such Managing General
Partner.

          G. Whenever in this Agreement the Managing General Partner is permitted or required to make a decision (i) in its "sole discretion" or
"discretion" or under a grant of similar authority or latitude, the Managing
General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, or (ii) in its "good faith" or under another expressed standard, the Managing General partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the Managing General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this
Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The Managing General Partner's "sole discretion" and
"discretion" under this Agreement shall be exercised in good faith.

          Section 7.9 Other Matters Concerning the Managing General Partner and
the Special Limited Partner.

          A. The Managing General Partner and the Special Limited Partner may
rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          B. The Managing General Partner and the Special Limited Partner may
consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the
Managing General Partner and the Special Limited Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                                       49

          C. The Managing General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact
(including, without limitation, officers and directors of the Special Limited
Partner). Each such attorney shall, to the extent provided by the Managing
General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing General Partner hereunder.

          D. Notwithstanding any other provision of this Agreement or the Act, any action of the Managing General Partner or the Special Limited Partner on
behalf of the Partnership or any decision of the Managing General Partner or the
Special Limited Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Special Limited Partner to continue to qualify as a REIT, (ii) for the Special Limited Partner otherwise to satisfy the REIT Requirements, (iii) to avoid the Special Limited Partner incurring any taxes under Code Section 857 or Code Section 4981 is expressly authorized under this Agreement and is deemed approved by all of the Limited
Partners or (iv) for any Special Limited Partner Affiliate to continue to qualify as a "qualified REIT subsidiary" (within the meaning of Code Section
856(i)(2)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

          E. To the extent the Special Limited Partner, or its officers or directors, take any action by or on behalf of the Managing General Partner or the Partnership, the Special Limited Partner and its officers and directors shall be entitled to the same protection as the Managing General Partner and its officers and directors.

          Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the
Managing General Partner, the Special Limited Partner or one or more nominees, as the Managing General Partner or the Special Limited Partner may determine, including Affiliates of the Managing General Partner or the Special Limited
Partner. The Managing General Partner and the Special Limited Partner hereby declare and warrant that any Partnership assets for which legal title is held in the name of the Managing General Partner or the Special Limited Partner, as
applicable, or any nominee or Affiliate of the Managing General Partner or the
Special Limited Partner shall be held by the Managing General Partner or the
Special Limited Partner, as applicable, for the use and benefit of the
Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

          Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the
Partnership and to enter into any contracts on behalf of the Partnership, and take any

                                       50

and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the Managing General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such
Person to contest, negate or disaffirm any action of the Managing General
Partner in connection with any such dealing. In no event shall any Person dealing with the Managing General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing General
Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing General Partner or its representatives shall be conclusive evidence in favor of any and every
Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this
Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

          Section 8.1 Limitation of Liability. No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement
(including, without limitation, Section 10.4 hereof) or under the Act.

          Section 8.2 Management of Business. Subject to the rights and powers of the Special Limited Partner hereunder, no Limited Partner or Assignee (other than the Managing General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the Managing General
Partner, the Partnership or any of their Affiliates, in their capacity as such)
shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the
Partnership's name or have the power to sign documents for or otherwise bind the
Partnership. The transaction of any such business by the Managing General
Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the Managing General Partner, the
Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited
Partners or Assignees under this Agreement.

          Section 8.3 Outside Activities of Limited Partners. Subject to any
agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the Managing
General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any
Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the
Partnership. Neither the Partnership nor any Partner shall have any rights by

                                       51

virtue of this Agreement in any business ventures of any Limited Partner or
Assignee. Subject to such agreements, none of the Limited Partners nor any other
Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person
(other than the Managing General Partner or the Special Limited Partner, to the
extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Managing
General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. Notwithstanding any other provision of this Agreement, including without limitation Section 7.1.A and Section 7.5, one or more Affiliates of the
Special Limited Partner may own membership interests or similar equity interests in one or more Subsidiaries, provided that the aggregate amount of such interests owned by the Affiliates of the Special Limited Partner in any one
Subsidiary shall not exceed 5% of such Subsidiary's outstanding membership or similar equity interests and provided further that, at or promptly following the acquisition by such Affiliates of the Special Limited Partner of such interests, such interest(s) are listed as Excluded Properties on Exhibit E hereto.

          Section 8.4 Return of Capital. Except pursuant to the rights of
Redemption set forth in Section 15.1 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 hereof or otherwise expressly provided in this Agreement, no Limited Partner or
Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

          Section 8.5 Rights of Limited Partners Relating to the Partnership.

          A. In addition to other rights provided by this Agreement or by the
Act, and except as limited by Section 8.5.C hereof, the Managing General Partner shall deliver to each Limited Partner a copy of any information mailed to all of the common shareholders of the Special Limited Partner as soon as practicable after such mailing.

          B. The Partnership shall notify any Limited Partner that is a
Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

          C. Notwithstanding any other provision of this Section 8.5, the
Managing General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the Managing General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the
Managing General Partner believes to be in the nature of trade secrets or other information the disclosure of which the Managing General Partner in good faith believes is not in the best interests of the Partnership or the Managing General
Partner or (ii) the Partnership or the Managing General Partner is required by law or by agreement to keep confidential.

          Section 8.6 Partnership Right to Call Limited Partner Interests.

                                       52

          Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners
(other than the Special Limited Partner) are less than one percent (1%), the
Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests (other than the Special Limited Partner's Limited Partner Interests) by treating any
Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of Partnership Common Units to be specified by the Managing General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the Managing General
Partner to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the Managing General Partner by such
Limited Partner. For purposes of this Section 8.6, (a) any Limited Partner
(whether or not otherwise a Qualifying Party) may, in the Managing General
Partner's sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 15.1.D(1), 15.1.F(2) and
15.1.F(3) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

          Section 9.1 Records and Accounting.

          A. The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the Managing General
Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited
Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

          B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing General
Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the Managing
General Partner may operate with integrated or consolidated accounting records, operations and principles.

          Section 9.2 Partnership Year. The Partnership Year of the Partnership
shall be the calendar year.

          Section 9.3 Reports.

          A. As soon as practicable, but in no event later than one hundred five
(105) days after the close of each Partnership Year, the Managing General
Partner shall cause to be mailed

                                       53

to each Limited Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of the Special Limited Partner if
such statements are prepared solely on a consolidated basis with the Special
Limited Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the
Managing General Partner.

          B. As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the Managing General Partner shall cause to be mailed to each
Limited Partner of record as of the last day of the calendar quarter, a report containing year to date unaudited financial statements of the Partnership, or of the Special Limited Partner if such statements are prepared solely on a consolidated basis with the Special Limited Partner, and such other information as may be required by applicable law or regulation or as the Managing General
Partner determines to be appropriate. At the request of any Limited Partner, the
Managing General Partner shall provide access to the books, records and workpapers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

                                   ARTICLE 10
                                   TAX MATTERS

          Section 10.1 Preparation of Tax Returns. The Managing General Partner
shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the
Partnership for Federal and state income tax purposes and shall use all reasonable effort to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners and for Federal and state income tax reporting purposes. The Limited Partners shall promptly provide the Managing General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the Managing General Partner from time to time.

          Section 10.2 Tax Elections. Except as otherwise provided herein, the
Managing General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754 and the election to use the
"recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties; provided, however, that, if the "recurring item" method of accounting is elected with respect to such property taxes, the Partnership shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes of determining economic performance. The Managing General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 461(h) and 754) upon the Managing General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

          Section 10.3 Tax Matters Partner.

                                       54

          A. The Managing General Partner shall be the "tax matters partner" of the Partnership for Federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder. At the request of any Limited Partner, the Managing General Partner agrees to inform such Limited Partner regarding the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns;
provided, however, that the filing of such returns shall be in the sole and absolute discretion of the Managing General Partner.

          B. The tax matters partner is authorized, but not required:

               (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner
     (as the case may be) or (ii) who is a "notice partner" (as defined in Code
     Section 6231) or a member of a "notice group" (as defined in Code Section
     6223(b)(2));

               (2) in the event that a notice of a final administrative
     adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States
     Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

               (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

               (4) to file a request for an administrative adjustment with the
     IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

               (5) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                                       55

               (6) to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Managing General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

          Section 10.4 Withholding. Each Limited Partner hereby authorizes the
Partnership to withhold from or pay on behalf of or with respect to such Limited
Partner any amount of Federal, state, local or foreign taxes that the Managing
General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code
Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the
Partnership to such Limited Partner, which loan shall be repaid by such Limited
Partner within fifteen (15) days after notice from the Managing General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii)
the Managing General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Each
Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest obligation to pay to the Partnership any amounts required to be paid pursuant to this Section
10.4. In the event that a Limited Partner fails to pay any amounts owed to the
Partnership pursuant to this Section 10.4 when due, the Managing General Partner may, in its sole and absolute discretion, elect to make the payment to the
Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate)
from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the
Partnership or the Managing General Partner shall request in order to perfect or enforce the security interest created hereunder.

          Section 10.5 Organizational Expenses. The Managing General Partner may
cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60 month period as provided in Section
709 of the Code.

                                   ARTICLE 11
                        PARTNER TRANSFERS AND WITHDRAWALS

                                       56

          Section 11.1 Transfer.

          A. No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

          B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.
Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

          C. Notwithstanding the other provisions of this Article 11 (other than
Section 11.6.D hereof), the respective Partnership Interests of the Managing
General Partner and the Special Limited Partner may be Transferred, in whole or in part, at any time or from time to time, to or among the Managing General
Partner, the Special Limited Partner, and any other Person that is, at the time of such Transfer, an Affiliate of the Special Limited Partner, including any
"qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2)). Any transferee of the entire Managing General Partner Interest pursuant to this
Section 11.1.C shall, upon compliance with Section 12.1.A hereof, become, without further action or consent of any Partners or other Persons, the sole
Managing General Partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a Managing General Partner. Any transferee of a Limited Partner Interest pursuant to this Section 11.1.C shall, upon its execution of a counterpart of this Agreement, become, without further action or consent of any Partner or any other Person, a Substituted Limited Partner. Upon any Transfer of the Managing
General Partner's entire General Partner Interest (other than a pledge, hypothecation, encumbrance or mortgage) permitted by this Section 11.1.C, the transferor Partner shall be relieved of all its obligations under this Agreement from and after the date of such Transfer. The provisions of Section 11.2.B
(other than the last sentence thereof), 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.1.C.

          D. No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section
1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the Managing General
Partner in its sole and absolute discretion; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the
Partnership and the Managing General Partner to redeem or exchange for the REIT
Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

          Section 11.2 Transfer of General Partner's Partnership Interest.

          A. The Managing General Partner may not Transfer any of its Managing
General Partner Interest or withdraw from the Partnership except as provided in
Sections 11.1.C, 11.2.B and 11.2.C hereof.

                                       57

          B. Except as provided in Section 11.1.C and Section 11.2.C hereof, the
Managing General Partner shall not withdraw from the Partnership and shall not
Transfer all of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Partners and otherwise in accordance with the provisions of this Section 11.2.B, the transferee shall become a successor Managing General
Partner for all purposes herein, and shall be vested with the powers and rights of the transferor Managing General Partner, and shall be liable for all obligations and responsible for all duties of the Managing General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership
Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing General Partner under this
Agreement with respect to such Transferred Partnership Interest, and such
Transfer shall relieve the transferor Managing General Partner of its obligations under this Agreement without the Consent of the Partners. In the event that the Managing General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the Managing General Partner, a Majority in Interest
of the Partners may elect to continue the Partnership business by selecting a successor Managing General Partner in accordance with Section 13.1.A hereof. The
Managing General Partner may Transfer any portion (but not all) of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Partners and such transferee shall become an Additional General Partner of the Partnership, with such rights, duties and obligations and transfer restrictions hereunder as may be delegated or provided to such Additional General Partner by the Managing
General Partner in connection with such Transfer, all without the Consent of the
Partners.

          C. The Managing General Partner may merge with another entity if immediately after such merger substantially all the assets of the surviving entity, other than the General Partner Interest held by the Managing General
Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units.

          D. No Additional General Partner shall Transfer any of its General
Partner Interest or withdraw from the Partnership except with the consent of the
Managing General Partner.

          Section 11.3 Limited Partners' Rights to Transfer.

          A. General. Prior to the end of the first Twelve-Month Period and except as provided in Section 11.1.C hereof, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the consent of the Managing General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the Managing General Partner, (i) Transfer all or part of its Partnership Interest to

                                       58

any Family Member, any Charity, any Controlled Entity or any Affiliate, or (ii)
pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, that is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or
Pledge permitted by this proviso is hereinafter referred to as a "Permitted
Transfer"). After such first Twelve-Month Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of Section 11.4 hereof and to satisfaction of each of the following conditions :

               (1) Special Limited Partner Right of First Refusal. The
     transferring Partner (or the Partner's estate in the event of the Partner's death) shall give written notice of the proposed Transfer to the Managing
     General Partner and the Special Limited Partner, which notice shall state
     (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred
     Partnership Units. The Special Limited Partner shall have ten (10) Business
     Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten
     (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the
     Special Limited Partner may at its election deliver in lieu of all or any portion of such cash a note from the Special Limited Partner payable to the
     Transferring Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the Managing General Partner, divided by the Value as of the closing of such purchase; provided, further, that such closing may be deferred to the extent necessary to effect compliance with the
     Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If it does not so elect, the
     Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

               (2) Qualified Transferee. Any Transfer of a Partnership Interest
     shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified
     Transferee and its Affiliates, shall be considered together to be a single
     Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(4) hereof may be to a separate Qualified Transferee.

               (3) Opinion of Counsel. The Transferor shall deliver or cause to be delivered to the Managing General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests
     Transferred; provided, however, that the Managing General

                                       59

     Partner may, in its sole discretion, waive this condition upon the request of the Transferor. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the Managing
     General Partner may prohibit any Transfer otherwise permitted under this
     Section 11.3 by a Limited Partner of Partnership Interests.

               (4) Minimum Transfer Restriction. Any Transferring Partner must
     Transfer not less than the lesser of (i) five hundred (500) Partnership
     Units or (ii) all of the remaining Partnership Units owned by such
     Transferring Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by
     Affiliates of a Limited Partner shall be considered to be owned by such
     Limited Partner.

               (5) Transferee Agreement to Effect a Redemption. Any proposed transferee shall deliver to the Managing General Partner a written agreement reasonably satisfactory to the Managing General Partner to the effect that the transferee will, within six (6) months after consummation of a Partnership Common Units Transfer, tender its Partnership Common Units for Redemption in accordance with the terms of the Redemption rights provided in Section 15.1 hereof.

               (6) No Further Transfers. The transferee shall not be permitted to effect any further Transfer of the Partnership Units, other than to the
     Special Limited Partner.

               (7) Exception for Permitted Transfers. The conditions of Sections
     11.3.A(1) through 11.3.A(6) hereof shall not apply in the case of a
     Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Twelve-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the Managing General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any
Transferred Partnership Interest shall be subject to any and all ownership limitations (including, without limitation, the Ownership Limit) contained in the Charter that may limit or restrict such transferee's ability to exercise its
Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a
Substituted Limited Partner, no transferee, whether by a

                                       60

voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

          B. Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated
Limited Partner possessed to Transfer all or any part of its interest in the
Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

          C. Adverse Tax Consequences. No Transfer by a Limited Partner of its
Partnership Interests (including any Redemption, any other acquisition of
Partnership Units by the Managing General Partner or any acquisition of
Partnership Units by the Partnership) may be made to or by any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the
Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708, or (ii) such
Transfer would be effectuated through an "established securities market" or a
"secondary market (or the substantial equivalent thereof)" within the meaning of
Code Section 7704.

          Section 11.4 Substituted Limited Partners.

          A. No Limited Partner shall have the right to substitute a transferee
(including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of the interest of a
Limited Partner may be issued Partnership Unit Certificates and admitted as a
Substituted Limited Partner only with the consent of the Managing General
Partner, which consent may be given or withheld by the Managing General Partner in its sole and absolute discretion. The failure or refusal by the Managing
General Partner to permit a transferee of any such interests to become a
Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the Managing General Partner. Subject to the foregoing, an
Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the Managing General Partner (i) evidence of acceptance, in form and substance satisfactory to the Managing General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the Managing General Partner, to effect such Assignee's admission as a Substituted Limited Partner.

          B. Concurrently with, and as evidence of, the admission of a
Substituted Limited Partner, the Managing General Partner shall (i) upon delivery of the transferring Limited Partner's transferred Partnership Unit
Certificates, issue to the Person being admitted as a Substituted Limited
Partner one or more Partnership Unit Certificates to evidence the Partnership
Interest being acquired by such Person and (ii) amend Exhibit A and the books and records of the Partnership to reflect the name, address and number of
Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

                                       61

          C. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this
Agreement.

          Section 11.5 Assignees. If the Managing General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an
Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this
Article 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other than as expressly provided in Section
15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such
Partnership Units on any matter presented to the Limited Partners for approval
(such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such
Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

          Section 11.6 General Provisions.

          A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Partnership
Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the Special Limited Partner) of all of its Partnership Units
pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any
Partnership Unit Designation.

          B. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a
Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit
Designation or (iii) to the Special Limited Partner, whether or not pursuant to
Section 15.1.B hereof, shall cease to be a Limited Partner.

          C. If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the Special Limited Partner pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be)
and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the
Partnership Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the
Managing

                                       62

General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a
Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such
Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor
Partner or the Tendering Party (as the case may be) and, in the case of a
Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

          D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any
Partner (including any Redemption, any acquisition of Partnership Units by the
Special Limited Partner or any other acquisition of Partnership Units by the
Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the
Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer would cause either the Special Limited Partner or any Special Limited Partner
Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2));
(v) if such Transfer would, in the opinion of counsel to the Partnership or the
Managing General Partner, cause a termination of the Partnership for Federal or state income tax purposes (except as a result of the Redemption (or acquisition by the Special Limited Partner) of all Partnership Common Units held by all
Limited Partners); (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes (except as a result of the
Redemption (or acquisition by the Special Limited Partner) of all Partnership
Common Units held by all Limited Partners (other than the Special Limited
Partner)); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a
"party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c)); (viii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to
Department of Labor Regulations Section 2510.2-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable Federal or state securities laws; (x) if such Transfer causes the
Partnership to become a "publicly traded partnership," as such term is defined in Code Section 469(k)(2) or Code 7704(b); (xi) if such Transfer would cause the
Partnership to have more than one hundred (100) partners for tax purposes
(including as partners those persons indirectly owning an interest in the
Partnership through a partnership, limited liability company, subchapter S corporation or grantor trust); (xii) if such Transfer causes the Partnership (as opposed to the Managing General Partner) to become a reporting company under the
Exchange Act; or (xiii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or
ERISA, each as amended.

          E. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the Managing General Partner otherwise agrees.

                                       63

                                   ARTICLE 12
                              ADMISSION OF PARTNERS

          Section 12.1 Admission of Successor Managing General Partner and
Additional General Partners.

          A. A successor to all of the Managing General Partner's Managing
General Partner Interest pursuant to Section 11.1.C or Section 11.2 hereof who is proposed to be admitted as a successor Managing General Partner shall be admitted to the Partnership as the Managing General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor Managing General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

          B. A successor to a portion of the Managing General Partner's Managing
General Partner Interest pursuant to Section 11.2.B hereof or any Person to be admitted as an Additional General Partner pursuant to Section 4.2.A hereof who is proposed to be admitted as an Additional General Partner shall be admitted to the Partnership as a General Partner, effective immediately prior to such
Transfer. Any such Additional General Partner shall carry on the business of the
Partnership without dissolution. In each case, the admission shall be subject to the Additional General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.
Concurrently with, and as evidence of, the admission of an Additional General
Partner, the Managing General Partner shall (A) Transfer to or issue to (as applicable) such Additional General Partner Partnership Unit Certificates to
evidence the Partnership Interest of such Additional General Partner and (B)
amend Exhibit A and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Additional General
Partner.

          Section 12.2 Admission of Additional Limited Partners.

          A. After the admission to the Partnership of an Original Limited
Partner on the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be issued Partnership Unit Certificates and be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Managing General Partner (i) evidence of acceptance, in form and substance satisfactory to the Managing General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the
Managing General Partner in order to effect such Person's admission as an
Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the Managing General Partner shall (A) issue to such Additional Limited Partner Partnership Unit Certificates to evidence the
Partnership Interest of such Additional Limited Partner and (B) amend Exhibit A and the books and records of the

                                       64

Partnership to reflect the name, address and number of Partnership Units of such
Additional Limited Partner.

          B. Notwithstanding anything to the contrary in this Section 12.2, no
Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner, which consent may be given or withheld in the
Managing General Partner's sole and absolute discretion. The admission of any
Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the
Partnership, following the consent of the Managing General Partner to such admission and the satisfaction of all the conditions set forth in Section
12.2.A.

          C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net
Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with
Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the Managing General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of
Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such
Additional Limited Partner.

          D. Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the Managing General Partner shall be deemed to be a "Special
Limited Partner Affiliate" hereunder and shall be reflected as such on Exhibit A and the books and records of the Partnership.

          Section 12.3 Amendment of Agreement and Certificate of Limited
Partnership. For the admission to the Partnership of any Partner, the Managing
General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A)
and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.

          Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the Managing General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the
effect of such admission would be to cause the Partnership to have a number of
Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the
Partnership to become a reporting company under the Exchange Act.

                                       65

          Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a
Limited Partner or a General Partner.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

          Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, by
the admission of a successor Managing General Partner or an Additional General
Partner in accordance with the terms of this Agreement. Upon the withdrawal of the Managing General Partner, any successor Managing General Partner shall continue the business of the Partnership without dissolution. However, the
Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

          A. an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole Managing General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor Managing General Partner;

          B. an election to dissolve the Partnership made by the Managing
General Partner in its sole and absolute discretion, with or without the Consent of the Partners;

          C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

          D. the occurrence of a Terminating Capital Transaction;

          E. the Redemption (or acquisition by the Special Limited Partner) of all Partnership Common Units other than Partnership Common Units held by the
Managing General Partner or the Special Limited Partner; or

          F. the Redemption (or acquisition by the Special Limited Partner) of all Partnership Units other than Partnership Units held by the Special Limited
Partner or the Managing General Partner.

          Section 13.2 Winding Up.

          A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the
Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The Managing General
Partner (or, in the event that there is no remaining Managing General Partner or the Managing General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any

                                       66

Person elected by a Majority in Interest of the Partners (the Managing General
Partner or such other Person being referred to herein as the "Liquidator"))
shall be responsible for overseeing the winding up and dissolution of the
Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom
(which may, to the extent determined by the Managing General Partner, include shares of stock in the Special Limited Partner) shall be applied and distributed in the following order:

               (1) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

               (2) Second, to the satisfaction of all of the Partnership's debts and liabilities to the Managing General Partner and the Special Limited
     Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

               (3) Third, to the satisfaction of all of the Partnership's debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

               (4) Subject to the terms of any Partnership Unit Designation, the balance, if any, to the Holders in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The Managing General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

          B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the
Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the
Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.
Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the
Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.
The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                                       67

          C. In the event that the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Holders that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing General Partner or the Liquidator, a pro
rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

               (1) distributed to a trust established for the benefit of the
     Managing General Partner and the Holders for the purpose of liquidating
     Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Managing General Partner arising out of or in connection with the
     Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Managing General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

               (2) withheld or escrowed to provide a reasonable reserve for
     Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the
     Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

          Section 13.3 Deemed Contribution and Distribution. Notwithstanding any
other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for Federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the
Partners in the new partnership in accordance with their respective Capital
Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 hereof.

          Section 13.4 Rights of Holders. Except as otherwise provided in this
Agreement, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and
(c) no Holder shall have priority over any other Holder as to the return of its
Capital Contributions, distributions or allocations.

                                       68

          Section 13.5 Notice of Dissolution. In the event that a Liquidating
Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the Managing General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Holders and, in the
Managing General Partner's sole and absolute discretion or as required by the
Act, to all other parties with whom the Partnership regularly conducts business
(as determined in the sole and absolute discretion of the Managing General
Partner), and the Managing General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the Managing General Partner).

          Section 13.6 Cancellation of Certificate of Limited Partnership. Upon
the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the
Partnership shall be taken.

          Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the
Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the
Partners during the period of liquidation.

                                   ARTICLE 14
                       PROCEDURES FOR ACTIONS AND CONSENTS
                        OF PARTNERS; AMENDMENTS; MEETINGS

          Section 14.1 Procedures for Actions and Consents of Partners. The
actions requiring consent or approval of Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

          Section 14.2 Amendments. Amendments to this Agreement may be proposed only by the Managing General Partner. Following such proposal, the Managing
General Partner shall submit to the Partners any proposed amendment that, pursuant to the terms of this Agreement, requires the Consent of the Partners holding Partnership Interests entitled to vote at the meeting. The Managing
General Partner shall seek the written Consent of the Partners on any such proposed amendment or shall call a meeting to vote thereon and to transact any other business that the Managing General Partner may deem appropriate. For purposes of obtaining a written Consent, the Managing General Partner may require a response within a reasonable specified time, but not less than fifteen
(15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing General Partner's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

                                       69

          Section 14.3 Meetings of the Partners.

          A. Meetings of the Partners may be called only by the Managing General
Partner. The call shall state the nature of the business to be transacted.
Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting.
Whenever the vote or Consent of Partners is permitted or required under this
Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

          B. Any action required or permitted to be taken at a meeting of the
Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of a majority of the Percentage
Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question) entitled to act at the meeting. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the holders of a majority of the Percentage
Interests of the Partners (or such other percentage as is expressly required by this Agreement) entitled to act at the meeting. Such consent shall be filed with the Managing General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

          C. Each Partner entitled to act at the meeting may authorize any
Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11)
months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Partner executing such proxy.

          D. Each meeting of Partners shall be conducted by the Managing General
Partner or such other Person as the Managing General Partner may appoint pursuant to such rules for the conduct of the meeting as the Managing General
Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the Managing General Partner's shareholders and may be held at the same time as, and as part of, the meetings of the Managing
General Partner's shareholders.

                                   ARTICLE 15
                               GENERAL PROVISIONS

          Section 15.1 Redemption Rights of Qualifying Parties.

          A. After the applicable Twelve-Month Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Partnership Common Units held by such Tendering Party (Partnership Common Units that have in fact been tendered for redemption being hereafter referred to as "Tendered Units") in exchange (a "Redemption") for the Cash Amount payable on the Specified
Redemption Date. The Partnership may, in the Managing General Partner's sole and absolute

                                       70

discretion, redeem Tendered Units at the request of the Holder prior to the end of the applicable Twelve-Month Period (subject to the terms and conditions set forth herein) (a "Special Redemption"); provided that the Managing General
Partner first receives a legal opinion to the same effect as the legal opinion described in Section 15.1.G(4) of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Managing General
Partner by the Qualifying Party when exercising the Redemption right (the
"Tendering Party"). The Partnership's obligation to effect a Redemption, however, shall not arise or be binding against the Partnership (i) until and unless the Special Limited Partner declines or fails to exercise its purchase rights pursuant to Section 15.1.B hereof following receipt of a Notice of
Redemption (a "Declination") and (ii) before the Business Day following the
Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the Managing
General Partner's sole and absolute discretion, in immediately available funds on or before the 90th day following the date on which the Managing General
Partner receives a Notice of Redemption from the Tendering Party.

          B. Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, the Special Limited Partner may, in its sole and absolute discretion but subject to the Ownership Limit and the transfer restrictions and other limitations of the Charter, elect to acquire some or all (such percentage being referred to as the "Applicable Percentage")
of the Tendered Units from the Tendering Party in exchange for the REIT Shares
Amount calculated based on the portion of Tendered Units it elects to acquire in exchange for REIT Shares. In making such election to acquire Tendered Units, the
Special Limited Partner shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Qualifying Parties over another nor discriminates against a group or class of Qualifying Parties. If the Special
Limited Partner so elects, on the Specified Redemption Date the Tendering Party shall sell such number of the Tendered Units to the Special Limited Partner in
exchange for a number of REIT Shares equal to the product of the REIT Shares
Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the Special Limited Partner may reasonably require in connection with the application of the Ownership Limit and other restrictions and limitations of the Charter to any such acquisition and
(ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Special Limited Partner's view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered
Units by the Special Limited Partner pursuant to this Section 15.1.B, the
Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Tendering
Party by the Special Limited Partner, given on or before the close of business on the Cut-Off Date, that the Special Limited Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the Special Limited Partner's notice relates shall not accrue or arise.
The product of the Applicable Percentage and the REIT Shares Amount, if
applicable, shall be delivered by the Special Limited Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the
Securities Act and relevant state securities or "blue sky" laws. Neither any
Tendering Party whose Tendered Units are acquired by the Special Limited Partner pursuant to this Section 15.1.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Special Limited
Partner to register, qualify or list any REIT Shares owned or held by such
Person,

                                       71

whether or not such REIT Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the
Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the
Special Limited Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and
Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption
Date. REIT Shares issued upon an acquisition of the Tendered Units by the
Special Limited Partner pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Special Limited Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

          C. Notwithstanding the provisions of Section 15.1.A and 15.1.B hereof, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Charter with respect to the Ownership Limit.
To the extent that any attempted Redemption or acquisition of the Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof would be in violation of this Section 15.1.C, it shall be null and void ab initio, and the
Tendering Party shall not acquire any rights or economic interests in REIT
Shares otherwise issuable by the Special Limited Partner under Section 15.1.B hereof.

          D. In the event of a Declination:

               (1) The Special Limited Partner shall give notice of such
     Declination to the Tendering Party on or before the close of business on the Cut-Off Date. The failure of the Special Limited Partner to give notice of such Declination by the close of business on the Cut-Off Date shall be deemed to be an election by the Special Limited Partner to acquire the
     Tendered Units in exchange for REIT Shares.

               (2) The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Special Limited Partner contribute to the Partnership funds from the proceeds of a registered public offering by the Special Limited Partner of REIT Shares sufficient to purchase the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional
     Debt) available to the Partnership. Any proceeds from a public offering that are in excess of the Cash Amount shall be for the sole benefit of the
     Special Limited Partner. The Special Limited Partner shall make a Capital
     Contribution of such amounts to the Partnership for an additional Limited
     Partner Interest. Any such contribution shall entitle the Special Limited
     Partner to an equitable Percentage Interest adjustment.

               (3) If the Cash Amount is not paid on or before the Specified
     Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the

                                       72

     Cash Amount is paid at a rate equal to the Applicable Federal Short-Term
     Rate as published monthly by the IRS.

          E. Notwithstanding the provisions of Section 15.1.B hereof, the
Special Limited Partner shall not, under any circumstances, elect to acquire
Tendered Units in exchange for the REIT Shares Amount if such exchange would be prohibited under the Charter.

          F. Notwithstanding anything herein to the contrary (but subject to
Section 15.1.C hereof), with respect to any Redemption (or any tender of
Partnership Common Units for Redemption if the Tendered Units are acquired by the Special Limited Partner pursuant to Section 15.1.B hereof) pursuant to this
Section 15.1:

               (1) All Partnership Common Units acquired by the Special Limited
     Partner pursuant to Section 15.1.B hereof shall automatically, and without further action required, be converted into and deemed to be a Special
     Limited Partner's Partner Interest comprised of the same number of
     Partnership Common Units.

               (2) Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than two thousand (2,000) Partnership Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than two thousand (2,000) Partnership Common Units, all of the Partnership Common Units held by such Tendering Party.

               (3) Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a Twelve-Month Period and (b) may not effect a
     Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Special
     Limited Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution.

               (4) The consummation of such Redemption (or an acquisition of
     Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the
     Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               (5) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all
     Partnership Common Units subject to any Redemption, and be treated as a
     Limited Partner or an Assignee, as applicable, with respect to such
     Partnership Common Units for all purposes of this Agreement, until such
     Partnership Common Units are either paid for by the Partnership pursuant to
     Section 15.1.A hereof or transferred to the Special Limited Partner and paid for, by the issuance of the REIT Shares, pursuant to Section 15.1.B hereof on the Specified Redemption Date. Until a Specified Redemption Date
     and an acquisition of the Tendered Units by the Special Limited Partner
     pursuant to Section 15.1.B hereof, the Tendering Party

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     shall have no rights as a shareholder of the Special Limited Partner with respect to the REIT Shares issuable in connection with such acquisition.

          G. In connection with an exercise of Redemption rights pursuant to this Section 15.1, the Tendering Party shall submit the following to the Special
Limited Partner, in addition to the Notice of Redemption:

               (1) A written affidavit, dated the same date as the Notice of
     Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT
     Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the
     Redemption or an acquisition of the Tendered Units by the Special Limited
     Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in excess of the Ownership Limit;

               (2) A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the Special Limited Partner
     pursuant to Section 15.1.B hereof on the Specified Redemption Date; and

               (3) An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by the Special Limited Partner pursuant to Section 15.1.B hereof on the
     Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of their knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.G(1) or (b) after giving effect to the
     Redemption or an acquisition of the Tendered Units by the Special Limited
     Partner pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party shall own REIT Shares in violation of the Ownership Limit.

               (4) In connection with any Special Redemption, the Special
     Limited Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special
     Redemption will not cause the Partnership, the Managing General Partner or the Special Limited Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of
     REIT Shares to the Tendering Party pursuant to Section 15.1.B of this
     Agreement.

          Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner, or Assignee at the address set forth in

                                       74

Exhibit A or Exhibit B (as applicable) or such other address of which the
Partner shall notify the Managing General Partner in writing.

          Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this
Agreement.

          Section 15.4 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

          Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

          Section 15.7 Waiver.

          A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited
Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the Managing
General Partner, in its sole and absolute discretion, on behalf of the
Partnership in one or more instances from time to time and at any time;
provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner
(ii) causing the Partnership to cease to qualify as a limited partnership, (iii)
reducing the amount of cash otherwise distributable to the Limited Partners,
(iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the
Securities Act, the Exchange Act or any state "blue sky" or other securities laws; provided, further, that any waiver relating to compliance with the
Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

          Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same

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counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

          Section 15.9 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the
Act, the provisions of this Agreement shall control and take precedence.

          Section 15.10 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the Managing
General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not
Affiliates of the Managing General Partner or the Special Limited Partner,
executed contemporaneously with the admission of such Limited Partner to the
Partnership, affecting the terms hereof, as negotiated with such Limited Partner and which the Managing General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a
Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

          Section 15.11 Invalidity of Provisions. If any provision of this
Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          Section 15.12 Limitation to Preserve REIT Status. Notwithstanding
anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the
REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3),
then, notwithstanding any other provision of this Agreement, the amount of such
REIT Payments, as selected by the Managing General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT
Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

               (i) an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (b)
     the amount of gross income (within the meaning of Code Section 856(c)(2))
     derived by the REIT Partner from sources other than those described in subsections (A) through (H) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or

                                       76

               (ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A)
     through (I) of Code Section 856(c)(3) (but not including the amount of any
     REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the Managing General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership
Year as a consequence of the limitations set forth in this Section 15.12, such
REIT Payments shall carry over and shall be treated as arising in the following
Partnership Year. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

          Section 15.13 REIT Restrictions. Each Affiliated REIT is a REIT and is
subject to the provisions of Sections 856 through and including 860 of the Code.
So long as an Affiliated REIT owns, directly or indirectly, any interest in the
Partnership, then notwithstanding any other provision of this Agreement:

               (i) any services that would otherwise cause any rents from a lease to be excluded from treatment as rents from real property pursuant to
     Section 856(d)(2)(C) of the Code shall be provided by either (1) an independent contractor (as described in Section 856(d)(3) of the Code) with respect to such Affiliated REIT and from whom neither the Partnership nor such Affiliated REIT derives or receives any income or (2) a taxable REIT subsidiary of such Affiliated REIT as described in Section 856(l) of the
     Code;

               (ii) except for a taxable REIT subsidiary of an Affiliated REIT, the Partnership shall not own, directly or indirectly or by attribution (in accordance with attribution rules referred to in Section 856(d)(5) of the
     Code), in the aggregate more than 10% of the total value of all classes of stock or more than 10% of the total voting power (or, with respect to any such person which is not a corporation, an interest of 10% or more in the assets or net profits of such person) of a lessee or sublessee of all or any part of the Property or of any other assets of the Partnership except in each case with the specific written approval of each Affiliated REIT;

               (iii) except for securities of a taxable REIT subsidiary of an
     Affiliated REIT, the Partnership shall not own or acquire, directly or indirectly or by attribution, more than 10% of the total value or the total voting power of the outstanding securities of any issuer or own any other asset (including a security) which would cause the Affiliated REIT to fail the asset test of Section 856(c)(4)(B) of the Code; and

                                       77

               (iv) leases entered into by the Partnership or any of its
     Subsidiary partnerships, limited partnerships, and limited liability companies shall provide for rents that qualify as "rents from real property" within the meaning of Section 856(d) of the Code with respect to each Affiliated REIT.

          Section 15.14 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this
Agreement.

          Section 15.15 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the
Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the
Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

          Section 15.16 No Rights as Stockholders. Nothing contained in this
Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the Special Limited Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the Special Limited Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Special Limited Partner or any other matter.

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          IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                                MANAGING GENERAL PARTNER:

                                                GLOBAL SIGNAL GP LLC

                                                By: GLOBAL SIGNAL INC., managing
                                                    member

                                                    By: /s/ David J. Grain
                                                       -------------------------
                                                    Name:  David J. Grain
                                                    Title: President

                                                SPECIAL LIMITED PARTNER:

                                                GLOBAL SIGNAL, INC.

                                                By:  /s/ David J. Grain
                                                   -----------------------------
                                                   Name:  David J. Grain
                                                   Title: President

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